EXHIBIT 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
(18 U.S.C. Section 1350)
May 9, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
     The certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) of Zix Corporation for the quarter ended March 31, 2008, as filed with the Securities Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act (18 U.S.C. Section 1350).
     Richard D. Spurr, the chief executive officer, and Barry W. Wilson, the chief financial officer of Zix Corporation, each certifies that to the best of his knowledge and in their respective capacities as officers of Zix Corporation:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zix Corporation as of the dates and for the periods expressed in the Report.

/s/ Richard D. Spurr
Richard D. Spurr
Chairman, Chief Executive Officer, and President

/s/ Barry W. Wilson
Barry W. Wilson
Chief Financial Officer and Treasurer